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Tracy Lothian	ExxonMobil

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Sub-Saharan Africa’s progress with LNG

Tracy Lothian’s views from IP week

Sub-Saharan Africa’s progress with LNG

Tracy Lothian, Senior Vice President, LNG, ExxonMobil joined Colette Hirstius, VP Exploration Africa & Middle East, Shell; Engr Anthony Attah, Managing Director and Chief Executive Officer, Nigeria LNG; and Katherine Roe, Chief Executive, Wentworth Resources to talk about the prospects and opportunities for natural gas in Africa.

Below is a summary of her remarks from the conference.

Introduction

Tracy Lothian has worked on the Mozambique LNG project since the ExxonMobil entry into Area 4 in Dec 2017. In her prior role she led ExxonMobil’s LNG business development activities, with a focus on developing gas to power value chains into new markets including South Africa.

Update on ExxonMobil LNG activities in Sub-Saharan Africa

•	Regarding the LNG export side of the Mozambique project—the Area 4 Coral South FLNG development continues as planned, targeting start of production for 4Q22, making Mozambique an LNG exporter.

•	Rovuma LNG is a world-class development that will help deliver reliable, affordable energy to customers and create long-term economic value for project partners and the people of Mozambique.

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Regarding LNG imports—ExxonMobil recently signed an MOU with Vopak to work together on an LNG feasibility study covering commercial, regulatory and technical aspects of an LNG regasification terminal for South Africa.

Can you provide examples of how ExxonMobil engages in community development projects and training programs and the importance of such initiatives?

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ExxonMobil has operated in Africa for more than 100 years and since 2006 we have committed more than $46B to investments here. An important factor to the success is our employees, we have a large African workforce with more than 3,300 employees on the continent and we are proud to say that more than 90% of them are nationals.

•	For the Area 4 Mozambique Project, during the construction phase we expect to create 5,000 local jobs and promote skills and development. Two million training hours are planned for Mozambican workers.

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ExxonMobil has worked with local governments to assist in the development of opportunities for people and businesses. Community development projects have focused on health, education, agriculture, environment and women economic opportunities.

Tracy Lothian	ExxonMobil

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Together with our local implementing partners, Mozambique Enterprise Solutions, Area 4 led by ExxonMobil has invested in the development of an Enterprise Development Centre that provides capacity building of transferable skills for businesses and individuals, making them more competitive in the market.

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Specific to Mozambique Area 4’s national content strategy, we have rolled out a supplier registration portal which can be accessed here https://mz.rovumalngsrp.com/#/home and the Enterprise development Centre.

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With increasing concerns about internally displaced persons in Cabo Delgado, as of November 2020 ExxonMobil has worked with local implementing partner Makobo, in support of a food bank that serves 20,000 meals a day.

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At the start of the Covid-19 pandemic, ExxonMobil was the first private sector company to provide support to the public health system with the provision of PPE. ExxonMobil continues to support the public health systems by providing food to the pediatric ward at the Maputo Central Hospital. To date EM has delivered over 14,000 masks, 26,000 pairs of gloves and 165 litres of sanitizer directly to Mozambique health authorities in support of front line health professionals.

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Addressing community priorities and partnering with governments and non-governmental organizations to help enhance the quality of life in the communities where we operate around the world is an important part of what we do.

What are some other important factors to creating long term projects?

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Government engagement, partnership and support is key. In order to launch domestic gas projects, an understanding of demand and in many cases, demand creation is required for long-lasting project development. For example our assessment in South Africa will initially focus on the existing industrial base, where gas can provide an efficient, economic and lower-carbon energy option.

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I am very passionate about role that women play in the energy industry and importantly the impact of empowering women can have in the societies in which we operate. There is a substantial amount of research proving that when women have control over their incomes, they invest in the health, education and well-being of their families. They also propel other women forward, creating a powerful multiplier effect that benefits all of society. Those findings underpin our community development efforts around the world. Since 2005, ExxonMobil has provided more than $120M of support for women initiatives, reaching tens of thousands of women in 90 countries. Our Women’s Economic Opportunity program focuses on furthering the access of female entrepreneurs to new markets and promoting the work of women-owned and women-led businesses.

What is ExxonMobil doing to prepare for a lower-carbon future while meeting energy needs of a growing population?

With the increasing demand for a lower-carbon energy system around the world, natural gas and LNG have an ever increasing role to play as a ready energy source that can be deployed at scale.

Tracy Lothian	ExxonMobil

Natural gas is a versatile, abundant and lower-emission fuel. The use of natural gas in power generation plays an important role in reducing global emissions. When considering life cycle emissions, natural gas emits up to 60 percent lower greenhouse gases and produces significantly fewer air pollutants than coal for power generation. Many national and state governments have recognized the contributions natural gas can make to reducing greenhouse gas emissions and have included transitioning to natural gas in their carbon-reduction programs. In fact, the power sector’s switch from coal to natural gas is one of the main reasons why U.S. emissions have declined more than any other country since 2000. Natural gas also provides a reliable source of power to supplement renewable energy when wind or solar power is not available. LNG enables transportation of natural gas from supply centers to customers safely and cost effectively. ExxonMobil is one of the largest natural gas producers in the world and a leader in LNG.

•	ExxonMobil recently announced it has created a new business, ExxonMobil Low Carbon Solutions, to commercialize its extensive low carbon technology portfolio.

•	The initial focus will be on carbon capture and storage (CCS), a technology recognized as critical to achieving Paris Agreement climate goals.

•	ExxonMobil plans to invest $3 billion on lower emission energy solutions through 2025.

How important are relationships and collaboration in overcoming some of challenges identified in the discussion?

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In the upstream business strong relationships are the foundation upon which successful initiatives can grow. Large scale developments benefit from bringing together collective experience, expertise, capital and resources.

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We highly value the customer and stakeholder relationships we have established over the years and continue to seek and develop new relationships and ideas. The market is more dynamic than ever and it is important to stay connected so that we can work through the challenges.

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Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION,

Tracy Lothian	ExxonMobil

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